                                       1
EXHIBIT 99.1

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                              FINANCIAL STATEMENTS
                           TO ACCOMPANY 1998 FORM 5500
                     ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                               UNDER ERISA OF 1974

                      FOR THE YEAR ENDED DECEMBER 31, 1998

The supplemental schedules to the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, the Plan administrator must file detailed financial information, including the supplemental schedules, separately with the Department of Labor.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants and Administrator of the Raytheon Savings and Investment Plan:

In our opinion, the accompanying statements of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for benefits of the Raytheon Savings and Investment Plan (the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

Boston, Massachusetts
June 4, 1999

                      RAYTHEON SAVINGS AND INVESTMENT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1998 and 1997

                                                1998             1997
Assets:
  Master trust investments:
    At contract value (Notes B, E and I)    $  791,829,132    $  772,455,041
    At fair value (Notes B, F and I)         2,147,582,028     1,887,852,039
                                            --------------    --------------
                                             2,939,411,160     2,660,307,080
                                            --------------    --------------
Receivables:
  Accrued investment income and
      other receivables                          3,214,568         3,765,409
  Transfer receivables (Note H)              3,824,865,272                -

Cash and cash equivalents                       80,249,335        18,482,006
                                            --------------    --------------
          Total assets                       6,847,740,335     2,682,554,495
                                            --------------    --------------
Liabilities:
  Payable for outstanding purchases                861,953         3,213,981
  Accrued expenses and other payables            1,415,440         1,766,653
                                            --------------    --------------
          Total liabilities                      2,277,393         4,980,634
                                            --------------    --------------

Net assets available for plan benefits      $6,845,462,942    $2,677,573,861
                                            ==============    ==============

The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN

                       STATEMENT OF CHANGES IN NET ASSETS

                          AVAILABLE FOR PLAN BENEFITS

                      for the year ended December 31, 1998


Additions to net assets attributable to:
  Investment income (Notes B, E and I):
    Net appreciation of investments                    $  274,186,504
    Interest & Dividends                                  125,514,753
                                                       --------------
                                                          399,701,257

Contributions and deferrals:
  Employee deferrals                                      139,261,693
  Employer contributions                                   40,567,458
  Transfers (Note G and H)                              3,844,113,615
                                                       --------------
                                                        4,023,942,766

          Total additions                               4,423,644,023
                                                       --------------

Deductions from net assets attributable to:
  Distributions to participants                           226,235,565
  Administrative expenses                                     228,714
  Transfers (Note G)                                       29,290,663

          Total deductions                                255,754,942
                                                       --------------

Increase in net assets                                  4,167,889,081

Net assets, beginning of year                           2,677,573,861
                                                       --------------
Net assets, end of year                                $6,845,462,942
                                                       ==============

The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS

A.   Description of Plan:

       General

The following description of the Raytheon Savings and Investment Plan (the "Plan"), provides only general information. Participants should refer to the plan document for a complete description of the Plan's provisions. As more fully described in Note H, effective January 1, 1999, the participants and related account balances of several defined contribution plans (collectively referred to as "Prior Plans") were merged into the Plan.

The Plan is a defined contribution plan covering certain employees of Raytheon Company (the "Company"). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. Effective January 1, 1999, eligible employees may join the Plan immediately, including employees from prior plans. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under the Internal Revenue Code (the "Code"). In addition, effective January 1, 1999, the merger of the Raytheon Stock Ownership Plan and the Raytheon Stock Ownership Plan for Specified Hourly Payroll Employees (collectively referred to as "prior ESOP plans") creates an additional employee stock ownership portion (ESOP) of the Plan. The ESOP is intended to be an employee stock ownership arrangement in compliance with all of the related requirements for a qualified stock bonus plan as defined in the Code. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Plan's investments are held in the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust") with the assets of other defined contribution plans of the Company. The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

Investment income and administrative expenses relating to the Master Trust are allocated to the individual plan based upon average monthly balances invested by each plan.

       Contributions and Deferrals

Eligible employees are allowed to defer to the Plan up to 17% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of salary. The employee and Company contributions are invested based on participant elections. For 1998, the annual employee deferral for a participant cannot exceed $10,000. Rollover contributions from other qualified plans are accepted by the Plan.

Effective January 1, 1999, employees are allowed to defer up to 20% of their compensation to the Plan, except for certain employees from Prior Plans who are limited to 17%. Employee contributions, including rollovers, are invested based on participant elections. The Company will match contribution amounts equal to 100% of each participant's deferral, up to a maximum of 4% of compensation. The Company match shall be made to the Raytheon Common Stock Fund and must be held in that fund until the beginning of the fifth Plan Year following the Plan Year for which the contribution was made. The Company will also make an ESOP contribution equal to one-half of one percent of the participant's compensation. The ESOP portion of the Plan provides for investment, primarily in Raytheon Company Class B common stock; however, as required by the Code, the Plan permits limited diversification after a participant attains age 55 or completes 10 years of plan participation (including participation in the prior ESOP plans).

Participants may invest their deferrals in increments of 1% in any combination of seven funds: (a) a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) the Fidelity Equity Income Fund which invests in shares of a mutual fund consisting primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) the Fidelity Balanced Fund which invests in shares of a mutual fund consisting primarily of equity securities, bonds and money market instruments, (f) the Fidelity Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, and (g) the Fidelity Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies. In addition, certain employees who transferred into the Plan were allowed to maintain small balances in other fund options that become available to all participants in 1999. Dividends and distributions from investments of all fund options are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

Effective January 1, 1999, the Plan will offer several additional fund options that were available in Prior Plans. These options include:

Templeton Foreign I Fund - a long-term capital growth fund which invests in stocks and debt obligations of companies and governments of any nation.

Vanguard Morgan Growth Fund - investments consist primarily of common stocks of corporations with either established growth patterns, emerging growth potential, or cyclical growth patterns.

Vanguard Windsor Fund - investments consist of a portfolio of common stocks, the objective of which is primarily long-term growth and secondarily, current income through dividends.

Vanguard Wellesley Income Fund - investments consist of about 60% fixed-income securities and 40% common stocks. The Fund objective is primarily current income through dividends, and secondarily, moderate capital growth.

T. Rowe Price Small Cap Stock Fund - invests in equity securities of small, high growth potential companies.

RTN-A Wasting Fund and GMH Wasting Fund - hold shares of Raytheon Company Class A common stock or General Motors Class H common stock, respectively, that were transferred into the Plan from Prior Plans. These options will not be open for additional contributions and will only be available through December 31, 2002.

       Participant Accounts

Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

       Vesting

Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting generally occurs upon completion of five years of service or upon three years of Plan participation or upon retirement, death, disability, or attainment of normal retirement age. Forfeitures of the non-vested portions of terminated participants' accounts are used to reduce required contributions of the Company.

Effective January 1, 1999, all employee and employer contributions and earnings thereon are fully and immediately 100% vested.

       Distributions to Participants

A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500, ($5,000 effective January 1, 1999) and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65.

       Loans to Participants

     A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half of the participant's account balance or $50,000. The minimum loan, which may be granted, is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

       Administrative Expenses

The Plan participants pay substantially all expenses of administering the Plan.

B.     Summary of Significant Accounting Policies:

The accompanying financial statements are prepared on the accrual basis of accounting.

The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net employee contributions plus interest earned on the underlying investments at contracted rates. Contract values approximate fair value. Investments in mutual funds and the commingled pool are valued a the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost, which approximates fair value.

     Security transactions are recorded on the trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades, which have occurred but have not yet settled.

The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis. Investment income includes both dividends and interest income.

       Benefits are recorded when paid.

Certain items in the 1997 financial statements have been reclassified to conform to the 1998 presentation.

The preparation of the financial statements, in conformity with generally accepted accounting principles, requires the Plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

  C.   Federal Income Tax Status:

The Internal Revenue Service has determined and informed the Company by letter dated July 1995 that the Plan and related trust are designed in accordance with applicable sections of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

  D.   Plan Termination:

Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits, and reallocations, each participant shall be entitled to receive any amounts then credited to his or her account.

                                       10
  E.   Investment Contracts:

The Plan invests in collateralized fixed income investment portfolios (with no expiration date), which are managed by insurance companies and investment management firms. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                                 Annualized         Credited
                                                Average Yield     Interest Rate

  For the year ended December 31, 1998:
     Banker's Trust (WBS 92-485)                    6.85%           6.85%
     Metropolitan Life Insurance
          Company (GIC GA-12908)                    6.58%           6.58%
     Metropolitan Life Insurance
          Company (GIC GA-13659)                    6.10%           6.10%
     Prudential Asset Management
          Company (GIC 917163-001)                  6.75%           6.75%
     Connecticut General (GIC 0025174)              5.58%           5.58%
     Fidelity IPL (633-GCDC)                        5.62%           5.62%
     Monumental Life Insurance
          Company (GIC BDA00463FR-00)               7.84%           7.84%

   For the year ended December 31, 1997:
     Banker's Trust (WBS 92-485)                    6.95%           6.95%
     Metropolitan Life Insurance
          Company (GIC GA-12908)                    6.86%           6.86%
     Metropolitan Life Insurance
          Company (GIC GA-13659)                    6.43%           6.43%
     Prudential Asset Management
          Company (GIC 917163-001)                  6.99%           6.99%

The contract values are subject to limitations in certain situations including large workforce reductions and plan termination. In the financial statements the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

  F.   Related Party Transactions:

The Plan's trustee is Fidelity Management Trust Company (the "Trustee"). The Trustee holds the funds for the Plan and is responsible for managing the Plan's investment assets, executing all investment transactions, recording approved transactions, and, therefore these transactions qualify as party-in-interest.

In accordance with the provisions of the Plan, the Trustee acts as the Plan's agent for purchases and sales of shares of Raytheon Company common stock. These transactions are performed on a Master Trust level. For the Master Trust, purchases amounted to $288,116,995 and sales amounted to $257,878,566 for the year ended December 31, 1998.

  G.   Transfers:

Transfers include transfers of participant accounts, individually and/or in-groups, between the Plan and all other plans included in the Raytheon Company Master Trust for those participants and/or groups of participants who changed plans during the year. Transfers also include transfers of participant accounts, individually and/or in-groups, between the Plan and similar savings plans of other companies for those participants who changed companies during the year.

H.     Transfer Receivables:

As part of an overall effort to minimize plan design differences and increase administrative efficiencies, the Board of Directors of Raytheon Company voted on December 16, 1998 to merge the participants and their account balances from several Prior Plans into the Plan. The Prior Plans ceased to exist on December 31, 1998 and effective January 1, 1999 the plan provisions of the Plan govern. The transfer receivable by Prior Plan is as follows:

       Raytheon Salaried Savings and
          Investment Plan                             $2,188,796,696
       E-Systems, Inc. Employee Savings Plan             744,493,356
       Raytheon TI Systems Savings Plan                  255,787,439
       Raytheon Savings and Investment Plan
          for Specified Hourly Payroll Employees         233,308,197
       Raytheon Stock Ownership Plan                     219,416,215
       Raytheon STX Corporation 401(k)
          Retirement Plan                                 89,317,908
       Raytheon California Hourly Savings
          and Investment Plan                             59,818,911
       Raytheon Stock Ownership Plan for
          Specified Hourly Payroll Employees              29,965,013
       Standard Missile 401(k) Plan                        3,961,537
                                                      --------------
       Total                                          $3,824,865,272
                                                      ==============

                                       12
I.  Fund Data:

    The following is a summary of net assets available for plan benefits by fund as of December 31, 1998:

                                  Fixed                      Raytheon      Stock
                                  Income       Equity         Common       Index       Balanced     Magellan        Blue Chip
                                  Fund          Fund        Stock Fund      Fund         Fund         Fund             Fund
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust            $278,760,941
      Prudential Insurance
        Company of America      139,592,355
      Metropolitan Life
        Insurance Company*      350,379,445
      Fidelity                   15,198,859
      Connecticut General         3,851,325
      Monumental Life
        Insurance Company         4,046,207
    At fair value:
      Fidelity Equity
        Income Fund*                          $691,209,765
      Raytheon Company
        Common Stock Fund*                                   $356,701,412
      BT Pyramid Equity
        Index Fund*                                                        $519,296,605
      Fidelity Balanced
        Fund                                                                             $126,343,413
      Fidelity Magellan
        Fund                                                                                            $135,325,150
      Fidelity Blue
        Chip Fund                                                                                                      $191,248,790
      Fidelity Retirement
        Money Market
     Vanguard Winsor
     Vanguard Wellesley
     TRP Small Cap Stock
      Loans receivable
        from participants
                               ------------   ------------   ------------  ------------  ------------   ------------   ------------
          Total investments     791,829,132    691,209,765    356,701,412   519,296,605   126,343,413    135,325,150    191,248,790
                               ------------   ------------   ------------  ------------  ------------   ------------   ------------
Receivables:
  Accrued investment income
    and other receivables                                       2,118,587     1,095,981
  Transfer receivables

Cash and cash equivalents        73,020,876                     4,909,081     2,319,378
                               ------------   ------------   ------------  ------------  ------------  ------------   ------------
          Total assets          864,850,008    691,209,765    363,729,080   522,711,964   126,343,413   135,325,150    191,248,790
                               ------------   ------------   ------------  ------------  ------------  ------------   ------------

Liabilities:
  Payable for outstanding
      purchases                                                   861,953
  Accrued expenses and other
     payables                                                     826,930       588,510
                               ------------   ------------   ------------  ------------  ------------  ------------   ------------
          Total liabilities              -              -       1,688,883       588,510            -             -              -
                               ------------   ------------   ------------  ------------  ------------  ------------   ------------

Net assets available for
     plan benefits             $864,850,008   $691,209,765   $362,040,197  $522,123,454  $126,343,413  $135,325,150   $191,248,790
                               ============   ============   ============  ============  ============  ============   ============

                                       13

                                  Templeton           Retirement        Vanguard          Vanguard            TRP
                                  Foreign I             Money            Winsor           Wellesley        Cap Stock
                                   Fund               Market Fund         Fund              Fund              Fund
Assets:
  Investments:
     At contract value:
Bankers Trust
Prudential Life Insurance
   Company of America
Metropolitan Life
   Insurance Company*
Fidelity
Connecticut General
Monumental Life Insurance
   Company
At fair value:
Fidelity Equity Income
   Fund*
Raytheon Company Common
   Stock Fund*
BT Pyramid Equity
   Index Fund*
Fidelity Balanced Fund
Fidelity Magellan Fund
Templeton Foreign I Fund          $     52
Fidelity Retirement
   Money Market                                     $    82,195
Vanguard Winsor                                                         $     41
Vanguard Wellesley                                                                   $     18
TRP Small Cap Stock                                                                                 $    348
Loans receivable from
   participants
                                  --------          -----------         --------     --------       --------
        Total investments               52               82,195               41           18            348
                                  --------          -----------         --------     --------       --------
Receivables:
   Accrued investment income
    and other receivables
    Transfer receivables

Cash and cash equivalents
                                  --------          -----------         --------     --------       --------
           Total assets                 52               82,195               41           18            348
                                  --------          -----------         --------     --------       --------
Liabilities:
   Payables for outstanding
     purchases
   Accrued expenses and
     other payables
                                  --------          -----------         --------     --------       --------
         Total liabilities              -                    -                -            -              -
                                  --------          -----------         --------     --------       --------
Net assets available for
   plan benefits                  $     52          $    82,195         $     41     $     18       $    348
                                  ========          ===========         ========     ========       ========

                                       14


                                   Loan
                                   Fund            Other(1)             Total
Assets:
  Investments:
     At contract value:
Bankers Trust                                                           $  278,760,941
Prudential Life Insurance
   Company of America                                                      139,592,355
Metropolitan Life
   Insurance Company*                                                      350,379,445
Fidelity                                                                    15,198,859
Connecticut General                                                          3,851,325
Monumental Life Insurance
   Company                                                                   4,046,207
At fair value:
Fidelity Equity Income
   Fund*                                                                   691,209,765
Raytheon Company Common
   Stock Fund*                                                             356,701,412
BT Pyramid Equity
   Index Fund*                                                             519,296,605
Fidelity Balanced Fund                                                     126,343,413
Fidelity Magellan Fund                                                     135,325,150
Fidelity Blue Chip Fund                                                    191,248,790
Templeton Foreign I Fund                                                            52
Fidelity Retirement
   Money Market                                                                 82,195
Vanguard Winsor                                                                     41
Vanguard Wellesley                                                                  18
TRP Small Cap Stock                                                                348
Loans receivable from
   participants                   $127,374,239                             127,374,239
                                  ------------      --------------      --------------
        Total investments          127,374,239                  -        2,939,411,160
                                  ------------      --------------      --------------
Receivables:
   Accrued investment income
    and other receivables                                                    3,214,568
    Transfer receivables                            $3,824,865,272       3,824,865,272

Cash and cash equivalents                                                   80,249,335
                                  ------------      --------------      --------------
           Total assets            127,374,239       3,824,865,272       6,847,740,335
                                  ------------      --------------      --------------
Liabilities:
   Payables for outstanding
     purchases                                                                 861,953
   Accrued expenses and
     other payables                                                          1,415,440
                                  ------------      --------------      --------------
         Total liabilities                  -                   -            2,277,393
                                  ------------      --------------      --------------
Net assets available for
   plan benefits                  $127,374,239      $3,824,865,272      $6,845,462,942
                                  ============      ==============      ==============
(1) See Note H.

                                       15
I.  Fund Data, Continued:

    The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                                        Raytheon
                                              Fixed        Equity        Common         Stock      Balanced     Magellan
                                            Income Fund     Fund       Stock Fund     Index Fund      Fund        Fund
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust*                        $288,500,627
     Prudential Insurance
       Company of America*                  178,944,318
     Metropolitan Life
       Insurance Company*                   305,010,096
   At fair value:
     Fidelity Equity Income Fund*                         $702,811,931
     Raytheon Company Common Stock*                                     $378,088,027
     BT Pyramid Equity Index Fund*                                                    $410,284,635
     Fidelity Balanced Fund                                                                          $99,624,204
     Fidelity Magellan Fund                                                                                        $73,972,306
     Fidelity Blue Chip Fund*
     Loans receivable from participants
                                           ------------   ------------  ------------  ------------   -----------   -----------
               Total investments            772,455,041    702,811,931   378,088,027   410,284,635    99,624,204    73,972,306
                                           ------------   ------------  ------------  ------------   -----------   -----------
  Receivables:
    Accrued investment income
     and other receivables                                                 2,782,739       982,670

  Cash and cash equivalents                   7,610,141                    6,842,320     4,029,545
                                           ------------   ------------  ------------  ------------   -----------   -----------
               Total assets                 780,065,182    702,811,931   387,713,086   415,296,850    99,624,204    73,972,306
                                           ------------   ------------  ------------  ------------   ----------    -----------
Liabilities:
  Payable for outstanding
      purchases                                                            3,213,981
  Accrued expenses and other
     payables                                                                750,673     1,015,980
                                           ------------   -----------   ------------  ------------   -----------   -----------
               Total liabilities                    -              -       3,964,654     1,015,980            -            -
                                           ------------   -----------   ------------  ------------   -----------   -----------
Net assets available for plan
     benefits                              $780,065,182  $702,811,931  $383,748,432   $414,280,870   $99,624,204   $73,972,306
                                           ============  ============  ============   ============   ===========   ===========

*Represents more than 5% of net assets available for plan benefits

                                       16

                                             Blue Chip      Loan
                                               Fund         Fund         Total
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust*                                                       $  288,500,627
     Prudential Insurance
       Company of America*                                                   178,944,318
     Metropolitan Life
       Insurance Company*                                                    305,010,096
   At fair value:
     Fidelity Equity Income Fund*                                            702,811,931
     Raytheon Company Common Stock*                                          378,088,027
     BT Pyramid Equity Index Fund*                                           410,284,635
     Fidelity Balanced Fund                                                   99,624,204
     Fidelity Magellan Fund                                                   73,972,306
     Fidelity Blue Chip Fund*              $104,583,449                      104,583,449
     Loans receivable from participant                     $118,487,487      118,487,487
                                           ------------    ------------   --------------
               Total investments            104,583,449     118,487,487    2,660,307,080
                                           ------------    ------------   --------------
  Receivables:
    Accrued investment income
     and other receivables                                                     3,765,409

 Cash and cash equivalents                                                    18,482,006
                                           ------------    ------------   --------------
               Total assets                 104,583,449     118,487,487    2,682,554,495
                                           ------------    ------------   --------------
Liabilities:
   Payable for outstanding
      purchases                                                                3,213,981
   Accrued expenses and other
     payables                                                                  1,766,653
                                           ------------    ------------   --------------
                Total liabilities                     -               -        4,980,634
                                           ------------    ------------   --------------
Net assets available for plan
     benefits                              $104,583,449    $118,487,487   $2,677,573,861
                                           ============    ============   ==============

*Represents more than 5% of net assets available for plan benefits


     The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31, 1998:


                              Fixed                        Raytheon         Stock
                              Income          Equity        Common          Index      Balanced          Magellan       Blue Chip
                               Fund            Fund       Stock Fund        Fund         Fund              Fund           Fund
Additions to net assets
   attributable to:
 Investment income:
 Net appreciation of
   investments              $     7,968   $ 39,869,117    $ 46,093,769   $116,015,605  $  8,737,847    $ 23,704,822  $ 35,513,033
 Interest & Dividends        52,236,404     40,677,644             487                   11,799,209       5,735,292     7,005,152
                            -----------   ------------    ------------   ------------  ------------    ------------  ------------
                             52,244,372     80,546,761      46,094,256    116,015,605    20,537,056      29,440,114   42,518,185
                            -----------   ------------    ------------   ------------  ------------    ------------  ------------

Contributions and deferrals:
  Employee deferrals         34,393,979     30,611,637      19,742,509     24,215,193     7,352,853      10,245,680    12,699,583
  Employer contributions      9,772,937      9,247,861       6,058,288      7,160,853     2,130,456       2,735,723     3,461,156
  Transfers                     688,904        433,952                        390,442        81,659         292,867
                           ------------   ------------    ------------   -----------   ------------    ------------  ------------
                             44,855,820     40,293,450      25,800,797     31,766,488     9,564,968      13,274,270    16,160,739
                           ------------   ------------    ------------   ------------  ------------    ------------  ------------
       Total additions       97,100,192    120,840,211      71,895,053    147,782,093    30,102,024      42,714,384    58,678,924
                           ------------   ------------    ------------    ------------ ------------    ------------  ------------

Deductions from net assets
  attributable to:
   Distributions to
     participants            92,915,405     47,496,188      20,966,864     29,985,617     7,923,978       6,806,225     8,887,855
   Administrative expenses       68,305         61,171          34,400        37,925          9,103           7,397        10,413
   Transfers                  9,832,382      6,519,835       3,644,315      4,904,260     1,139,553       1,464,607     1,785,711
                           ------------   ------------    -----------   -------------  ------------    ------------  ------------
       Total deductions     102,816,092     54,077,194      24,645,579     34,927,802     9,072,634       8,278,229    10,683,979
                           ------------   ------------    -----------   -------------  ------------    ------------  ------------

Interfund transfers          90,500,726    (78,365,183)    (68,957,709)    (5,011,707)    5,689,819      26,916,689    38,670,396
                           ------------   ------------    -----------   -------------   ------------    ------------  ------------
Increase(decrease) in
  net assets                 84,784,826    (11,602,166)    (21,708,235)   107,842,584    26,719,209      61,352,844    86,665,341
Net assets, beginning
  of year                   780,065,182    702,811,931     383,748,432    414,280,870    99,624,204      73,972,306   104,583,449
                           ------------   ------------    -----------    ------------  ------------    ------------  ------------
Net assets, end of year    $864,850,008   $691,209,765    $362,040,197   $522,123,454  $126,343,413    $135,325,150  $191,248,790
                           ============   ============    ============   ============  ============    ============  ============

                                       18

                                  Templeton     Retirement      Vanguard           Vanguard          TRP
                                  Foreign I       Money          Winsor           Wellesley      Cap Stock
                                   Fund         Market Fund       Fund              Fund            Fund
Assets:
Additions to net assets
   attributable to:
 Investment income:
 Net appreciation of
   investments                    $                             $ 2,864,378     $ 1,379,950     $      15
 Interest & Dividends                     -     $      1,231
                                  ----------    ------------    -----------     -----------     ---------
                                          -            1,231      2,864,378       1,379,950            15
                                  ----------    ------------    -----------     -----------     ---------

Contributions and deferrals:
  Employee deferrals                      32                             18              18           191
  Employer contributions                  20                             22                           142
  Transfers                                           10,958     (2,864,377)     (1,379,950)
                                ------------    ------------    -----------     -----------     ---------
                                          52          10,958     (2,864,337)     (1,379,932)          333
                                ------------     ------------   -----------     -----------     ---------
       Total additions                    52          12,189             41              18           348
                                ------------    ------------    -----------     -----------     ---------

Deductions from net assets
  attributable to:
   Distributions to
     participants                                        (84)
   Administrative expenses
   Transfers
                                ------------    ------------    -----------     -----------     ---------
       Total deductions                   -              (84)            -               -             -
                                ------------    ------------    -----------     -----------     ---------

Interfund transfers                                   69,922
                                ------------    ------------    -----------     -----------     ---------
Increase/(Decrease) in
  net assets                              52          82,195             41              18           348

Net assets, beginning
  of year
                                ------------    ------------    -----------   -------------     ---------
Net assets, end of year         $         52    $     82,195    $        41   $          18     $     348
                                ============    ============    ===========   =============     =========

                                       19

                                               Loan
                                               Fund          Other(1)            Total

Additions to net assets
   attributable to:
 Investment income:
 Net appreciation of
   investments                                                               $  274,186,504
 Interest & Dividends                    $  8,059,334                           125,514,753
                                         ------------     -------------      --------------
                                            8,059,334                           399,701,257
                                         ------------     -------------      --------------

Contributions and deferrals:
  Employee deferrals                                                            139,261,693
  Employer contributions                                                         40,567,458
  Transfers                                21,593,888     $3,824,865,272      3,844,113,615
                                          -----------     --------------     --------------
                                           21,593,888      3,824,865,272      4,023,942,766
                                          -----------     -------------      --------------
       Total additions                     29,653,222      3,824,865,272      4,423,644,023
                                          -----------     --------------     --------------

Deductions from net assets
  attributable to:
   Distributions to
     participants                          11,253,517                           226,235,565
   Administrative expenses                                                          228,714
   Transfers                                                                     29,290,663
                                         ------------    --------------      --------------
       Total deductions                    11,253,517                -          255,754,942
                                         ------------    --------------      --------------

Interfund transfers                        (9,512,953)
                                         ------------    --------------      --------------
Increase/(Decrease) in net assets           8,886,752     3,824,865,272       4,167,889,081

Net assets, beginning
  of year                                 118,487,487                         2,677,573,861
                                         ------------    --------------      --------------
Net assets, end of year                  $127,374,239    $3,824,865,272      $6,845,462,942
                                         ============    ==============      =============

(1) See Note H

J.  Master Trust:

All plan investments are included under the Master Trust. At December 31, 1998, assets of the Plan represented 95.9% of the total assets under the Master Trust. This has decreased from 76.2% at December 31, 1997.

     The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1998:

                               Fixed                              Raytheon           Stock
                               Income             Equity           Common            Index           Balanced           Magellan
                                Fund               Fund           Stock Fund         Fund              Fund                Fund
Assets:
 Investments:
  At contract value:
Bankers Trust*               $  473,258,791
Prudential Life Insurance
  Company of America            236,989,116
Metropolitan Life
   Insurance Company*           594,847,154
Fidelity                         25,803,449
Connecticut General               6,538,482
Monumental Life Insurance
 Company                          6,869,338
At fair value:
Fidelity Equity Income
   Fund*                                       $1,464,615,296
Raytheon Company Common
   Stock Fund*                                                  $  799,542,751
BT Pyramid Equity
  Index Fund*                                                                     $  745,602,791
Fidelity Balanced Fund*                                                                            $  442,796,289
Fidelity Magellan Fund*                                                                                             $  379,680,454
Fidelity Blue Chip Fund*
Templeton Foreign I Fund
Fidelity Investment Grade
   Bond Fund
Fidelity Retirement
   Money Market
Vanguard Winsor
Vanguard Wellesley
TRP Small Cap Stock
Raytheon Class A Wasting
   Stock Fund
Raytheon GMH Wasting
   Stock Fund
Loans receivable from
   participants
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total investments     1,344,306,330     1,464,615,296      799,542,751       745,602,791      442,796,289      379,680,454
                             --------------    --------------   --------------    --------------   --------------   --------------
Receivables:
   Employer contribution
   Accrued investment income
      and other receivables                                          4,748,948         1,573,604
   Transfer receivables         580,261,670       762,142,416      440,085,027       216,741,687      312,377,329      236,688,803
Cash and cash equivalents       123,969,201                         11,004,025         3,330,147
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total assets          2,048,537,201     2,226,757,712    1,255,380,751       967,248,229      755,173,618      616,369,257
                             --------------    --------------   --------------    --------------   --------------   --------------

Liabilities:
   Payable for outstanding
      purchases                                                      1,932,125
   Accrued expenses and
      other payables                                                 1,853,618           844,977
   Transfer payables            580,261,670       762,142,416      440,085,027       216,741,687      312,377,329      236,688,803
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total liabilities       580,261,670       762,142,416      443,870,770       217,586,664      312,377,329      236,688,803
                             --------------    --------------   --------------    --------------   --------------   --------------
Net assets available for
   plan benefits             $1,468,275,531    $1,464,615,296   $  811,509,981    $  749,661,565   $  442,796,289   $  379,680,454
                             ==============    ==============   ==============    ==============   ==============   ==============

                                       21

                                                 Templeton      Investment       Retirement       Vanguard          Vanguard
                               Blue Chip         Foreign I        Grade             Money          Winsor           Wellesley
                                 Fund              Fund         Bond Fund        Market Fund        Fund              Fund
Assets:
  Investments:
     At contract value:
Bankers Trust*
Prudential Life Insurance
   Company of America
Metropolitan Life
   Insurance Company*
Fidelity
Connecticut General
Monumental Life Insurance
   Company
At fair value:
Fidelity Equity Income
   Fund*
Raytheon Company Common
   Stock Fund*
BT Pyramid Equity
   Index Fund*
Fidelity Balanced Fund*
Fidelity Magellan Fund*
Fidelity Blue Chip Fund*     $  391,787,509
Templeton Foreign I Fund                       $   6,966,704
Fidelity Investment Grade
   Bond Fund                                                    $            -
Fidelity Retirement
   Money Market                                                                   $  13,202,524
Vanguard Winsor                                                                                    $           41
Vanguard Wellesley                                                                                                  $           18
TRP Small Cap Stock
Raytheon Class A Wasting
   Stock Fund
Raytheon GMH Wasting
   Stock Fund
Loans receivable from
   participants
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total investments       391,787,509         6,966,704               -        13,202,524                41               18
                             --------------    --------------   --------------    -------------     -------------   --------------
Receivables:
   Employer contribution                                                              3,595,261
Accrued investment income
    and other receivables
Transfer receivables            191,269,141         6,966,652                        16,715,590

Cash and cash equivalents
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total assets            583,056,650        13,933,356               -        33,513,375                41               18
                             --------------    --------------   --------------    -------------     -------------   --------------
Liabilities:
   Payable for outstanding
     purchases
   Accrued expenses and
     other payables
   Transfer payables            191,269,141         6,966,652                        16,715,590
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total liabilities       191,269,141         6,966,652               -        16,715,590               -                 -
                             --------------    --------------   --------------    -------------     -------------   --------------
Net assets available for
   plan benefits             $  391,787,509    $    6,966,704   $           -     $  16,797,785     $          41   $           18
                             ==============    ==============   ==============    ==============   ==============   ==============

                                       22

                              TRP Small        RTN.A             GMH
                              Cap Stock       Wasting           Wasting             Loan
                                Fund           Fund              Fund               Fund            Other(1)           Total
 Assets:
  Investments:
     At contract value:
Bankers Trust*                                                                                                      $   473,258,791
Prudential Life Insurance
   Company of America                                                                                                   236,989,116
Metropolitan Life
   Insurance Company*                                                                                                   594,847,154
Fidelity                                                                                                                 25,803,449
Connecticut General                                                                                                       6,538,482
Monumental Life Insurance
   Company                                                                                                                6,869,338
At fair value:
Fidelity Equity Income
   Fund*                                                                                                              1,464,615,296
Raytheon Company Common
   Stock Fund*                                                                                                          799,542,751
BT Pyramid Equity
   Index Fund*                                                                                                          745,602,791
Fidelity Balanced Fund*                                                                                                 442,796,289
Fidelity Magellan Fund*                                                                                                 379,680,454
Fidelity Blue Chip Fund*                                                                                                391,787,509
Templeton Foreign I Fund                                                                                                  6,966,704
Fidelity Investment Grade
   Bond Fund                                                                                                                     -
Fidelity Retirement
   Money Market                                                                                                          13,202,524
Vanguard Winsor                                                                                                                  41
Vanguard Wellesley                                                                                                               18
TRP Small Cap Stock          $         348                                                                                      348
Raytheon Class A Wasting
   Stock Fund                                  $  116,129,149                                                           116,129,149
Raytheon GMH Wasting
   Stock Fund                                                   $  172,859,819                                          172,859,819
Loans receivable from
   participants                                                                   $  250,687,865                        250,687,865
                             --------------    --------------   --------------    --------------     -------------   --------------
Total investments                       348       116,129,149      172,859,819       250,687,865               -      6,128,177,888
                             --------------    --------------   --------------    --------------     -------------   --------------

Receivables:
   Employer contribution                                                                                                  3,595,261
   Accrued investment income
     and other receivables                          1,193,397           23,640                                            7,539,589
   Transfer receivables                           120,761,325      178,295,618       117,046,618    $  855,826,675    4,035,178,551

Cash and cash equivalents                           3,480,490        5,474,220                                          147,258,083
                             --------------    --------------   --------------     -------------    --------------   --------------
        Total assets                    348       241,564,361      356,653,297       367,734,483       855,826,675   10,321,749,372
                             --------------    --------------   --------------     -------------    --------------   --------------
Liabilities:
   Payable for outstanding
     purchases                                                                                                            1,932,125
   Accrued expenses and
     other payables                                    41,711           62,061                                            2,802,367
   Transfer payables                              120,761,325      178,295,618       117,046,618                      3,179,351,876
                              --------------   --------------   --------------     -------------    --------------   --------------
        Total liabilities                 -       120,803,036      178,357,679       117,046,618                -     3,184,086,368
                              --------------   --------------   --------------     -------------    --------------   --------------
Net assets available for
   plan benefits              $         348      $120,761,325   $  178,295,618     $ 250,687,865    $  855,826,675   $7,137,663,004
                             ==============    ==============   ==============     ==============   ==============   ==============

Percentage of Master Trust that are Plan assets - 95.9%

*Represent more than 5% of net assets available for plan benefits

(1) Other represents Raytheon plans merging in from outside the Master Trust.

Note: Not all funds within the Master Trust are available options to participants in the Plan.

     The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:

                                Fixed                             Raytheon         Stock
                               Income            Equity            Common           Index            Balanced         Magellan
                                Fund              Fund            Stock Fund        Fund              Fund              Fund
Assets:
  Investments:
   At contract value:
Bankers Trust*               $351,035,073
Prudential Life Insurance
   Company of America*        217,731,699
Metropolitan Life
   Insurance Company*         371,123,080
At fair value:
Fidelity Equity
   Income Fund*                                $782,799,011
Raytheon Company Common
   Stock Fund*                                                  $745,980,294
BT Pyramid Equity Index
   Fund*                                                                          $484,781,406
Fidelity Balanced Fund                                                                             $117,556,481
Fidelity Magellan Fund                                                                                              $91,863,155
Fidelity Blue Chip
   Fund
Templeton Foreign I
   Fund
Fidelity Investment
   Grade Bond Fund
Fidelity Retirement
   Money Market Fund
Loans receivable from
   participants
                             ------------      ------------     ------------      ------------     ------------     -----------
        Total investments     939,889,852       782,799,011      745,980,294       484,781,406      117,556,481      91,863,155
                             ------------      ------------     ------------      ------------     ------------     -----------
Receivables:
  Employer contribution
  Accrued investment income
    and other receivables                                          5,489,592         1,161,112

Cash and cash equivalents       9,232,100                         13,498,051         4,761,268
                             ------------      ------------     ------------      ------------     ------------     -----------
        Total assets          949,121,952       782,799,011      764,967,937       490,703,786      117,556,481      91,863,155
                             ------------      ------------     ------------      ------------     ------------     -----------
Liabilities:
  Payable for outstanding
    purchases                                                      6,340,318
  Accrued expenses and
    other payables                                                 1,480,875         1,200,471
                            -------------      ------------     ------------      ------------     ------------     -----------
        Total liabilities              -                 -         7,821,193         1,200,471               -               -
                            -------------      ------------     ------------      ------------     ------------     -----------
Net assets available for
   plan benefits            $949,121,952       $782,799,011     $757,146,744      $489,503,315     $117,556,481     $91,863,155
                            ============       ============     ============      ============     ============     ===========

                                       24
                                              Templeton       Investment            Retirement
                        Blue Chip             Foreign I          Grade                Money          Loan
                          Fund                 Fund           Bond Fund            Market Fund       Fund                Total
Assets:
  Investments:
   At contract value:
Bankers Trust*                                                                                                      $351,035,073
Prudential Life Insurance
   Company of America*                                                                                               217,731,699
Metropolitan Life
   Insurance Company*                                                                                                371,123,080
At fair value:
Fidelity Equity
   Income Fund*                                                                                                      782,799,011
Raytheon Company Common
   Stock Fund*                                                                                                       745,980,294
BT Pyramid Equity Index
   Fund*                                                                                                             484,781,406
Fidelity Balanced Fund                                                                                               117,556,481
Fidelity Magellan Fund                                                                                                91,863,155
Fidelity Blue Chip
   Fund                     $136,586,123                                                                             136,586,123
Templeton Foreign I
   Fund                                        $5,471,176                                                             5,471,176
Fidelity Investment
   Grade Bond Fund                                              $1,548,125                                            1,548,125
Fidelity Retirement
   Money Market Fund                                                              $12,186,085                        12,186,085
Loans receivable from
   participants                                                                                    $166,395,767      166,395,767
                            ------------       ----------       ----------        -----------      ------------   -------------
        Total investments    136,586,123        5,471,176        1,548,125         12,186,085       166,395,767    3,485,057,475
                            ------------       ----------       ----------        -----------      ------------   --------------
Receivables:
   Employer contribution                                                            4,015,100                          4,015,100
   Accrued investment income
     and other receivables                                                                                             6,650,704

Cash and cash equivalents                                                                                             27,491,419
                            ------------       ----------       ----------        -----------      ------------   --------------
         Total assets        136,586,123        5,471,176        1,548,125         16,201,185       166,395,767    3,523,214,698
                            ------------       ----------       ----------        -----------      ------------   --------------
Liabilities:
  Payable for outstanding
    purchases                                                                                                          6,340,318
  Accrued expenses and
    other payables                                                                                                     2,681,346
                            ------------       ----------       ----------        -----------      ------------   --------------
        Total liabilities             -                -                -                  -                 -         9,021,664
                            ------------       ----------       ----------        -----------      ------------   --------------
Net assets available for
   plan benefits            $136,586,123       $5,471,176       $1,548,125        $16,201,185      $166,395,767   $3,514,193,034
                            ============       ==========       ==========        ===========      ============   ==============

Percentage of Master Trust that are plan assets  - 76.2%

*Represent more than 5% of net assets available for plan benefits

Note: Not all funds within the Master Trust are available options to participants in the Plan.

          The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1998:

                                   Fixed                       Raytheon          Stock
                                  Income          Equity        Common           Index        Balanced        Magellan
                                   Fund            Fund         Stock Fund       Fund           Fund            Fund
Investment income:
  Net appreciation
    (depreciation) of assets   $    30,695     $ 49,019,748    $74,202,083    $149,571,006    $16,091,158    $62,195,801
  Interest & Dividends          81,886,632       86,279,682          1,792                     42,537,357     13,255,763
                               -----------     ------------    -----------    ------------    -----------    -----------
Total investment
   income/(loss)               $81,917,327     $135,299,430    $74,203,875    $149,571,006    $58,628,515    $75,451,564
                               ===========     ============    ===========    ============    ===========    ===========

                                       26
                                               Templeton      Investment       Retirement      Vanguard     Vanguard
                               Blue Chip       Foreign I        Grade            Money          Winsor      Wellesley
                                  Fund            Fund         Bond Fund       Market Fund       Fund          Fund
Investment income:
  Net appreciation
    (depreciation) of assets   $60,264,181     $(1,095,980)    $ 17,635                       $2,864,378     $1,379,950
Interest & Dividends            13,550,491         752,610      162,858        $  349,740
                               -----------     -----------     --------        ----------     ----------     ----------
Total investment
   income/(loss)               $73,814,672     $  (343,370)    $180,493        $  349,740     $2,864,378     $1,379,950
                               ===========     ===========     ========        ==========     ==========     ==========

                                       27

                                TRP Small         RTN.A           GMH
                                Cap Stock        Wasting        Wasting           Loan
                                  Fund            Fund            Fund            Fund          Total

Investment income:
  Net appreciation
    (depreciation) of assets   $        15     $  (35,268)     $44,604,025                    $459,109,427
Interest & Dividends                                                           $15,334,403     254,111,328
                               -----------     ----------      -----------     -----------    ------------
Total investment
   income/(loss)               $        15     $  (35,268)     $44,604,025     $15,334,403    $713,220,755
                               ===========     ==========      ===========     ===========    ============